UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2008 (May 14, 2008)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02.	Results of Operations and Financial Condition
SIGNATURES

Item 2.02.	Results of Operations and Financial Condition.
     On May 14, 2008, O’Charley’s Inc. (the “Company”) issued a press release reporting its unaudited consolidated financial results for the first fiscal quarter of 2008. In that release, the Company indicated that the effective tax rate applied to pretax earnings in the quarter was a negative 127%. Since issuing that release, the Company has finalized its first quarter financial and accounting procedures and recorded an adjustment to its first quarter tax benefit for income taxes associated with the vesting of certain share-based compensation awards. As a result of this adjustment, the Company’s income tax benefit in the first quarter is $5.6 million, which implies an effective tax rate in the first quarter of negative 119%. This adjustment resulted in a $0.02 reduction of the Company’s previously reported basic earnings per share for the first quarter to $0.48, and a $0.01 reduction of the Company’s previously reported diluted earnings per share for the first quarter to $0.48. This adjustment does not affect the Company’s projected annual effective tax rate of a negative 127% set forth in our May 14, 2008 release which does not anticipate any future related share-based compensation adjustments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: May 23, 2008